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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):    November 24, 2004
                                                 ----------------------------


                               TRUSERV CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                   2-20910                     36-2099896
          --------                   -------                     ----------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)             Identification No.)


8600 West Bryn Mawr Avenue, Chicago, Illinois                    60631-3505
---------------------------------------------                    ----------
  (Address of Principal Executive Offices)                       (Zip Code)



        Registrant's telephone number, including area code (773) 695-5000
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 24, 2004, Pamela Forbes Lieberman, former President and Chief Executive Officer and director of TruServ Corporation (the "Registrant"), entered into a separation agreement and general release (the "Separation Agreement") which the Registrant executed on November 30, 2004. Pursuant to the Separation Agreement, Registrant will pay Ms. Lieberman 1) her regular base salary through December 31, 2004 and 2) the gross amount of $1,450,000, payable pro rata from January 2005 through December 2006. She may also receive a transition bonus of $500,000 in a single lump sum payment. Furthermore Registrant will 1) provide Ms. Lieberman with certain executive benefits through December 2006, including $22,000 for life insurance, $20,000 for tax and financial consulting and $21,000 for a car allowance, 2) maintain Ms. Lieberman's accounts in the Registrant's pension plans, 3) reimburse Ms. Lieberman for reimbursable business expenses incurred prior to November 2, 2004,
4) allow her to take accrued vacation time prior to December 31, 2004, and 5) pay for outplacement services of up to $40,000. Pursuant to the Separation Agreement, Ms. Lieberman agrees to 1) a general release of claims and covenant not to sue the Registrant or any of its past or present employees, officers, directors, shareholders or related entities and individuals, 2) permanently retain confidential information in strictest confidence and 3) not directly or indirectly compete with the Registrant nor recruit or solicit any Registrant employee through December 2006.

On November 24, 2004, Thomas Hanemann, Chief Executive Officer, executed a consulting agreement (the "Consulting Agreement") with the Registrant, and the Registrant executed the agreement on November 30, 2004. Under the Consulting Agreement, effective November 2, 2004 and continuing until terminated by either party, Mr. Hanemann shall 1) exclusively perform for the Registrant the services of a Chief Executive Office, 2) permanently retain confidential information in the strictest confidence and 3) for a one-year period following termination of the Consulting Agreement, neither directly nor indirectly compete with the Registrant nor recruit or solicit any Registrant employee. The Registrant agrees to provide Mr. Hanemann with the following compensation: $14,000 per week, a car at Registrant's expense, housing while in Chicago at Registrant's expense, reimbursement for travel to his home once per week, and reimbursement for reasonable and documented actual business expenses.


ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The November 24, 2004 Separation Agreement between Registrant and Ms. Lieberman, described in Item 1.01 above, terminates a prior letter agreement dated November 15, 2001 between the Registrant and Ms. Lieberman whereby Ms. Lieberman was employed by the Registrant as its Chief Executive Officer and President.




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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRUSERV CORPORATION


Dated: December 1, 2004                  By:   /s/ David A. Shadduck
                                               -------------------------------
                                               Name:  David A. Shadduck
                                               Title: Senior Vice President and
                                                      Chief Financial Officer